UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2021
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (“Board”) of Citizens, Inc. (the “Company”) elected Cindy Davis, J. Keith Morgan and Mary Taylor to fill the three vacancies on the Board effective as of August 1, 2021.

Ms. Davis is a seasoned executive in the insurance industry with over 30 years of underwriting in both the carrier and brokerage side. She is currently the Assistant Vice President and Senior Underwriting Consultant at NFP/Partners Financial providing underwriting expertise specializing in complex high net worth cases, foreign nationals and offshore insurance. Previously, Ms. Davis was the Chief Underwriter at Financial Industries Corporation (FIC) and Great American.

Mr. Morgan has decades of experience as a senior legal executive, most recently as Chief Legal Officer & Senior Executive VP at TIAA, a $1 trillion retirement, insurance and asset management company. Mr. Morgan specializes in securities law, financial regulation, international transactions and mergers and acquisitions. He spent nearly 20 years at GE, serving as general counsel and senior vice president of GE Commercial Finance Ltd. and GE Capital Corporation. Before joining GE, Mr. Morgan served as the managing partner of Gibson, Dunn & Crutcher's London, Paris, and Saudi Arabia offices. Earlier in his career, he served in the U.S. Navy Judge Advocate General's Corps.

Ms. Taylor is a businesswoman and politician who served as the Lieutenant Governor of Ohio from 2011 to 2018 and the Director of the Ohio Department of Insurance from 2011-2017. Currently the Vice President for Operations and Finance at Northeast Ohio Medical University. She is a Certified Public Accountant and recognized tax and auditing expert with over 30 years of experience in the public and private sector, including serving as the former Auditor for the State of Ohio. Ms. Taylor has extensive experience in transforming operations, implementing automation in insurance and delivering results in complex tax cases with the IRS and the Department of Labor.

There are no arrangements or understandings between Ms. Davis, Mr. Morgan, Ms. Taylor and any other persons pursuant to which any of the newly elected directors was named a director of the Company. None of Ms. Davis, Mr. Morgan, Ms. Taylor have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Ms. Davis is not related to J.D. (“Chip”) Davis, Jr., the Chairman of the Board.

Effective August 5, 2021, Ms. Taylor will become a member of the Audit Committee of the Board, replacing Mr. Francis Keating, Mr. Morgan will become a member of the Investment Committee and Ms. Davis will become a member of the Nominating and Corporate Governance Committee.

In connection with their election as directors of the Company, on August 1, 2021, each of Ms. Davis, Mr. Morgan and Ms. Taylor were granted Restricted Stock Units with a grant value of $8,750, which is the pro-rata value granted to each of the directors elected at the Company’s annual meeting of stockholders held on June 2, 2021.

Item 8.01	Other Events

On August 2, 2021, the Company issued a press release announcing the election of Cindy Davis, J. Keith Morgan and Mary Taylor to fill the three vacancies on the Board effective as of August 1, 2021.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated August 2, 2021 announcing the election of Cindy Davis, J. Keith Morgan and Mary Taylor to fill the three vacancies on the Board effective as of August 1, 2021.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Gerald W. Shields
Interim Chief Executive Officer and President
Date: August 2, 2021